Exhibit 10.2

EXECUTION VERSION

EXCHANGE AGREEMENT

among

GKK CAPITAL LP

and

TABERNA PREFERRED FUNDING II, LTD.,

TABERNA PREFERRED FUNDING III, LTD.,

TABERNA PREFERRED FUNDING IV, LTD.,

TABERNA PREFERRED FUNDING V, LTD.,

TABERNA PREFERRED FUNDING VII, LTD.

and

TABERNA PREFERRED FUNDING VIII, LTD.

Dated as of January 30, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of January 30, 2009 (this “Agreement”), is entered into by and among GKK CAPITAL LP, a Delaware limited partnership (the “Company”) and TABERNA PREFERRED FUNDING II, LTD. (“Taberna II”), TABERNA PREFERRED FUNDING III, LTD. (“Taberna III”), TABERNA PREFERRED FUNDING IV, LTD. (“Taberna IV”), TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”), TABERNA PREFERRED FUNDING VII, LTD. (“Taberna VII”) and TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”, and together with Taberna II, Taberna III and Taberna IV, Taberna V, and Taberna VII, collectively, “Taberna”).

RECITAL:

A.            Reference is made to (i) that certain Junior Subordinated Indenture dated as of May 20, 2005 (the “May Indenture”), (ii) that certain Junior Subordinated Indenture dated as of August 9, 2005 (the “August Indenture”) and (iii) that certain Junior Subordinated Indenture dated as of January 27, 2006 (the “January Indenture”; and together with the May Indenture and the August Indenture, collectively, the “Existing Indentures”), each by and between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”) (as successor to JPMorgan Chase Bank, National Association, as trustee (the “Existing Indenture Trustee”).

B.            Reference is made to (i) that certain Amended and Restated Trust Agreement dated as of May 20, 2005 (the “May Trust Agreement”), (ii) that certain Amended and Restated Trust Agreement dated as of August 9, 2005 (the “August Trust Agreement”) and (iii) that certain Amended and Restated Trust Agreement dated as of January 27, 2006 (the “January Trust Agreement”; and together with the May Trust Agreement and the August Trust Agreement, collectively, the “Trust Agreements”), each by and among the Company, as depositor, BNYM (successor to JPMorgan Chase Bank, National Association, as property trustee)(the “Property Trustee”), BNY Mellon Trust of Delaware (as successor to Chase Bank USA, National Association, as Delaware trustee)(the “Delaware Trustee”), and the respective administrative trustees named therein.

C.            Gramercy Capital Trust I (“Trust I”) is the holder of the Junior Subordinated Note due 2035 in the original principal amount of $51,550,000 issued by the Company pursuant to the May Indenture (“Subordinated Note I”).

D.            Gramercy Capital Trust II (“Trust II”) is the holder of the Junior Subordinated Note due 2035 in the original principal amount of $51,550,000 issued by the Company pursuant to the August Indenture (“Subordinated Note II”).

E.             Gramercy Capital Trust III (“Trust III”) is the holder of the Junior Subordinated Note due 2036 in the original principal amount of $51,550,000 issued by the Company pursuant to the January Indenture (“Subordinated Note III”; and together with Subordinated Note I and Subordinated Note II, collectively, the “Existing Subordinated Notes”)

F.             Taberna II and Taberna III are the holders of Preferred Securities in the original aggregate principal amount of $50,000,000 issued by Trust I pursuant to the May Trust

Agreement, copies of which are attached hereto as Exhibit A-1 (the “Trust I Preferred Securities”).

G.            Taberna III, Taberna IV and Taberna V are the holders of Preferred Securities in the original aggregate principal amount of $50,000,000 issued by Trust II pursuant to the August Trust Agreement, copies of which are attached hereto as Exhibit A-2 (the “Trust II Preferred Securities”).

H.            Taberna IV, Taberna VII and Taberna VIII are the holders of Preferred Securities in the original aggregate principal amount of $50,000,000 issued by Trust III pursuant to the January Trust Agreement, copies of which are attached hereto as Exhibit A-3 (the “Trust III Preferred Securities;” and together with the Trust I Preferred Securities and Trust II Preferred Securities, collectively, the “Original Preferred Securities”).

I.              Simultaneously herewith, the Company and BNYM, as trustee (the “New Indenture Trustee”) have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which Company proposes to issue One Hundred Fifty Million Dollars ($150,000,000) in aggregate principal amount of the Junior Subordinated Notes due 2035 of the Company as follows (collectively, the “Securities”):

(i)                                     Junior Subordinated Note due 2035 in the original principal amount of $37,500,000 issued by the Company to Taberna II, a copy of which is attached hereto as Exhibit B-1 (“Note 1”);

(ii)                                  Junior Subordinated Note due 2035 in the original principal amount of $28,125,000 issued by the Company to Taberna III, a copy of which is attached hereto as Exhibit B-2 (“Note 2”);

(iii)                               Junior Subordinated Note due 2035 in the original principal amount of $24,375,000 issued by the Company to Taberna IV, a copy of which is attached hereto as Exhibit B-3 (“Note 3”);

(iv)                              Junior Subordinated Note due 2035 in the original principal amount of $25,000,000 issued by the Company to Taberna V, a copy of which is attached hereto as Exhibit B-4 (“Note 4”);

(v)                                 Junior Subordinated Note due 2035 in the original principal amount of $10,000,000 issued by the Company to Taberna VII, a copy of which is attached hereto as Exhibit B-5 (“Note 5”); and

(vi)                              Junior Subordinated Note due 2035 in the original principal amount of $25,000,000 issued by the Company to Taberna VIII, a copy of which is attached hereto as Exhibit B-6 (“Note 6”).

J.             On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Original Preferred Securities for the Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.                                       Definitions.           This Agreement, the New Indenture and the Securities are collectively referred to herein as the “Operative Documents.”  All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.

“August Trust Agreement” has the meaning set forth in the Recitals.

“August Indenture” has the meaning set forth in the Recitals.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Commission” has the meaning set forth in Section 4(v)

“Delaware Trustee” has the meaning set forth in the Recitals.

“Environmental Law” has the meaning set forth in Section 4(jj). “Environmental Laws” shall have the correlative meaning.

“Equity Interests” means with respect to any Person (a) if such Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(j).

“Existing Indentures” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Existing Subordinated Notes” has the meaning set forth in the Recitals.

“Financial Statements” has the meaning set forth in Section 4(w).

“GAAP” has the meaning set forth in Section 4(w).

“Governmental Entities” has the meaning set forth in Section 4(o).

“Governmental Licenses” has the meaning set forth in Section 4(r).

“Hazardous Materials” has the meaning set forth in Section 4(jj).

“Holder” has the meaning set forth in the New Indenture.

“Indemnified Party” has the meaning set forth in Section 8(a).  “Indemnified Parties” shall have the correlative meaning.

“Investment Company Act” has the meaning set forth in Section 4(j).

“Interim Financial Statements” has the meaning set forth in Section 4(w).

“January Indenture” has the meaning set forth in the Recitals.

“January Trust Agreement” has the meaning set forth in the Recitals.

“Lien” has the meaning set forth in Section 4(o).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole.

“Material Adverse Change” has the meaning set forth in Section 3(e)(ii).

“May Indenture” has the meaning set forth in the Recitals.

“May Trust Agreement” has the meaning set forth in the Recitals.

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“Note 1” has the meaning set forth in the Recitals.

“Note 2” has the meaning set forth in the Recitals.

“Note 3” has the meaning set forth in the Recitals.

“Note 4” has the meaning set forth in the Recitals.

“Note 5” has the meaning set forth in the Recitals.

“Note 6” has the meaning set forth in the Recitals.

“Original Preferred Securities” has the meaning set forth in the Recitals.

“Properties” has the meaning set forth in Section 4(ii).

“Property Trustee” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(h).

“Repayment Event” has the meaning set forth in Section 4(o).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(j).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Significant Subsidiary” means any Person wherein at least ten percent (10%) of the Equity Interests is owned, directly or indirectly, by the Company.  “Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Subordinated Note I” has the meaning set forth in the Recitals.

“Subordinated Note II” has the meaning set forth in the Recitals.

“Subordinated Note III” has the meaning set forth in the Recitals.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna II” has the meaning set forth in the introductory paragraph hereof.

“Taberna III” has the meaning set forth in the introductory paragraph hereof.

“Taberna IV” has the meaning set forth in the introductory paragraph hereof.

“Taberna V” has the meaning set forth in the introductory paragraph hereof.

“Taberna VII” has the meaning set forth in the introductory paragraph hereof.

“Taberna VIII” has the meaning set forth in the introductory paragraph hereof.

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Original Preferred Securities, together with the following:

(i)            the Existing Indentures and Trust Agreement;

(ii)           all amounts payable to Taberna under the Original Preferred Securities, the Existing Indentures and/or the Trust Agreements, excluding, however, amounts payable on account of interest for the period from October 30, 2008 through January 29, 2009;

(iii)          all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its affiliates (including the Trusts), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Original Preferred Securities, the Existing Indentures, the Trust Agreements or the transactions related thereto or contemplated thereby;

(iv)          all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v)           all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Original Preferred Securities, other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi)          all proceeds of the foregoing.

“Trust I” has the meaning set forth in the Recitals.

“Trust II” has the meaning set forth in the Recitals.

“Trust III” has the meaning set forth in the Recitals.

“Trust I Preferred Securities” has the meaning set forth in the Recitals.

“Trust II Preferred Securities” has the meaning set forth in the Recitals.

“Trust III Preferred Securities” has the meaning set forth in the Recitals.

“Trust Agreements” has the meaning set forth in the Recitals.

2.                                       Exchange of Original Preferred Securities for Securities.

(a)           The Company agrees to issue the Securities in accordance with the New Indenture and has requested that Taberna accept such Securities in exchange for the Original Preferred Securities, and Taberna hereby accepts such Securities in exchange for the Original Preferred Securities upon the terms and conditions set forth herein.

(b)           The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and BNYM shall agree, at 11:00 a.m. New York time, on January 30, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i)            Taberna Capital Management, LLC (as collateral manager for each of the Taberna entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Preferred Securities to exchange the Original Preferred Securities for the Securities and to deliver the Original Preferred Securities to the Property Trustee for cancellation and reissuance in the name of the Company.

(ii)           The Original Preferred Securities and the Securities shall have been delivered to the Closing Room, copies of which Original Preferred Securities and Securities shall have previously been made available for inspection, if so requested.

(iii)          Company shall have directed the New Indenture Trustee to authenticate the Securities and deliver them to the applicable CDO Trustee, as follows: (i) Note 1 to Taberna II, (ii) Note 2 to Taberna III, (iii) Note 3 to Taberna IV, (iv) Note 4 to Taberna V, (v) Note 5 to Taberna VII and (vi) Note 6 to Taberna VIII.

(iv)          New Indenture Trustee shall have authenticated the Securities in accordance with the terms of the New Indenture and delivered them as provided above.

(v)           Property Trustee, on behalf of each of the Trusts, shall have obtained the Original Preferred Securities and shall promptly thereafter, if requested by the Company, cancel and reissue them in the name of the Company.

(vi)          Simultaneously with the occurrence of the events described in subsections (iv) and (v) hereof, (A) each Taberna entity holding the applicable Original Preferred Securities irrevocably transfers, assigns, grants and conveys the related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of Taberna with respect to the Original Preferred Securities and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Securities under the terms of the Securities, the New Indenture and any other Operative Documents.

(vii)         the Company shall have paid to the BNYM all of such party’s legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indentures and the Trust Agreements, if any.

(viii)        The Company shall have paid to the Trustee, for applications upon the Original Preferred Securities and for distribution to the applicable Taberna entities holding such Original Preferred Securities pursuant to the terms of the Existing Indentures, all accrued interest for the period commencing on the most recent interest payment date under the Original Preferred Securities and continuing through and including January 29, 2009, provided, that the Company and Taberna agree that the amount of interest payable for such period with respect to the Original Preferred Securities shall be based upon an interest rate of one half of one percent (0.5%) per annum.

3.             Conditions Precedent.  The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the date of delivery of the Securities.

(b)           Clifford Chance US LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to each Holder and its successors and assigns and to the New Indenture Trustee, in substantially the form set out in Annex A-1 hereto and the Company shall have furnished to the Holders of the Securities a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Holders of the Securities , in substantially the form set out in Annex D hereto.  In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company or its general partner and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders) and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion.  The Company Counsel may specify the jurisdictions in which it is admitted to practice and that they/it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction.  Such Company Counsel Opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c)           Taberna shall have been furnished the opinion of Nixon Peabody, LLP, dated as of the Closing Date, addressed to the Holders of the Securities and their respective successors and assigns and the New Indenture Trustee, in substantially the form set out in Annex  B hereto.

(d)           The Holders of the Securities shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to the Holders of the Securities and their successors and assigns, in substantially the form set out in Annex C hereto.

(e)           The Company shall have furnished to the Holders of the Securities a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, dated as of the Closing Date, as to (i) and (ii) below:

(i)            the representations and warranties in this Agreement and the New Indenture are true and correct on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii)           since the date of the latest Interim Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and Significant Subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(f)            Intentionally omitted.

(g)           Prior to the Closing Date, the Company shall have furnished to the Holders of the Securities and their counsel such further information, certificates and documents as the Holders of the Securities or such counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders of the Securities or their counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Original Preferred Securities or as prospective Holders of the Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna.  Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to the Holders of the Securities or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with the Taberna, as holders of the Original Preferred Securities and with the Holders of the Securities, as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)           It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Preferred Securities or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Original Preferred Securities or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c)           Intentionally omitted.

(d)           None of the Securities, the New Indenture, or the Exchange, is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer.

(e)           It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna, any Holder of the Securities, Taberna Capital Management, LLC or Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement.  The Company acknowledges that none of Taberna, any Holders of the Securities, Taberna Capital Management, LLC or Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(f)            It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Holder, Trustee or any of their affiliates could be responsible.

(g)           No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights are held thereby will be, one or more Benefit Plans.

(h)           Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act; provided that the Company does not make any representations as to any action taken by an Indemnified Party.

(i)            Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities provided, that the Company does not make any representations as to any action taken by an Indemnified Party.

(j)            The Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(k)           Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(l)            The Company is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(m)          Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(n)           The Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Holders, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(o)           Neither the issue of the Securities and exchange of the Securities for the Original Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any of its Significant Subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any if its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any Significant Subsidiary is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity. Notwithstanding the foregoing, solely for purposes of subclause (ii) above, no conflict, breach, violation, default, Repayment Event, Lien or Material Adverse Effect will be deemed to have occurred unless (a) acknowledged by the Company or (b) adjudicated by a court of competent jurisdiction.

(p)           The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(q)           The Company has no subsidiaries that are material to its business, financial condition or earnings, other than those Subsidiaries listed in Schedule 1 attached hereto (which Schedule 1 lists each of the Company’s Significant Subsidiaries).  Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite power and authority to own, lease and operate its properties and conduct the business it transacts.  Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(r)            The Company and each of its subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(s)           Reserved.

(t)            Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(u)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(v)           The accountants of the Company who certified the Financial Statements(defined below) are independent accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(w)          The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2007 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended September 30, 2008 (the “Interim Financial Statements”) provided to Taberna are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments).  Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein).

(x)            Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(y)           Since the respective dates of the Financial Statements and/or the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests.

(z)            No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(bb)         The Company and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those securing debt in the ordinary course of its business and that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Significant Subsidiary under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)         The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete, except for such failures to timely file or inaccuracies that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and each of its subsidiaries has timely and duly paid in full all Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return).  There are no material federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or and Significant Subsidiary, and no such audits or assessments are threatened.  As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd)         To the knowledge of the Company there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

(ee)         The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)           The Company and its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect.  The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(gg)         Neither the Company and its Significant Subsidiaries, nor, to the knowledge of the Company, any person acting on behalf of the Company and/or its Significant

Subsidiaries including, without limitation, any director, officer, manager, agent or employee of the Company or its Significant Subsidiaries has, directly or indirectly, while acting on behalf of the Company and/or its Significant Subsidiaries (i) used any corporate, partnership or company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate, partnership or company funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(hh)         Intentionally omitted.

(ii)           Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have been and are in material compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, (a) any other owners of any of the real properties currently or previously owned, leased or operated by the Company or any of its Significant Subsidiaries (collectively, the “Properties”) at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties other than in compliance with all applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has used nor intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or have any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material or with respect to an Environmental Law, and (viii) none of the Company, any of its Significant Subsidiaries or, to the best knowledge of the Company, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order in connection with an Environmental Law with respect to the Properties or any facilities or improvements or any operations or activities thereon.

(jj)           As used herein, “Hazardous Materials” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

Except as expressly stated in the Operative Documents or any of the other documents delivered by the company in connection herewith, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Preferred Securities, the Existing Indenture or any other matter.

5.             Representations and Warranties of Taberna.  Each Taberna entity, for itself, represents and warrants to, and agrees with, the Company as follows:

(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform under Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna, enforceable against such Taberna in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)           It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e)           Taberna I, Taberna II and Taberna III are the legal and beneficial owners of the Trust I Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust I Preferred Securities free and clear of any Lien created by such Taberna entities.

(f)            Taberna III, Taberna IV and Taberna V are the legal and beneficial owners of the Trust II Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust II Preferred Securities free and clear of any Lien created by such Taberna entities.

(g)           Taberna IV, Taberna VII and Taberna VIII are the legal and beneficial owners of the Trust III Preferred Securities and the related Taberna Transferred Rights and shall deliver the Trust III Preferred Securities free and clear of any Lien created by such Taberna entities.

(h)           Intentionally Omitted.

(i)            There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(j)            The outstanding principal amount of its respective Original Preferred Securities is the face amount as set forth in such Original Preferred Securities.

(k)           It is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(l)            It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of exchanging the Original Preferred Securities for the Securities. Without characterizing the Original Preferred Securities or the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Original Preferred Securities or Taberna Transferred Rights in violation of any applicable securities laws.

(m)          Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities.

(n)           It understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) such Holder is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities

Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(o)           It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.

(p)           It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, Taberna make no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Original Preferred Securities, the Existing Indentures, or any other matter.

6.             Covenants and Agreements of the Company.  The Company agrees with the Taberna and the Holders as follows:

(a)           The Company has taken all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and after giving effect to the Exchange.

(b)           The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Holders of the Securities may designate and will maintain such qualifications in effect so long as required for the sale of the Securities.  The Company will promptly advise the Holders of the Securities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)           The Company will not, and acknowledges that it is not permitted to, exercise any right to defer interest for any Extension Period (as defined in the New Indenture) with respect to any Interest Period commencing prior to January 30, 2019.

(d)           Intentionally omitted.

(e)           The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f)            The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the any of the Securities.

(g)           So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h)           The Company shall furnish to (i) the Holders of the Securities, (ii) Taberna Capital Management, LLC and (iii) any beneficial owner of the Securities reasonably identified to the Company, a duly completed and executed certificate in the form attached hereto as Annex  D, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i)            The Company will, during any period in which it or its general partner is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it or its general partner is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  If the Company or its general partner is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above.  This covenant is intended to be for the benefit of the Holders of the Securities.

(j)            Until one hundred eighty (180) days following the Closing Date, the Company will not, without the Holders’ or their assignees’ prior written consent in their sole discretion, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Securities or other securities substantially similar to the Securities other than as expressly contemplated by the New Indenture, if at all, or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the Securities or other securities substantially similar to the Securities.

(k)           The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party.

(l)            The Holders of the Securities are granted the right under the New Indenture to request the substitution of new notes for all or a portion of the Securities (the “Replacement Securities”).  The Replacement Securities shall bear terms identical to the Securities with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by the Holders of the Securities.  In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Securities vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Securities.  The Company agrees to cooperate with all reasonable requests of the Holders of the Securities, as applicable in connection with any of the foregoing, provided that no action requested of the Company in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Company pursuant to such documents.

7.                                       Payment of Expenses.  In addition to the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iv) the fees and all reasonable expenses of the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees.  The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and The Bank of New York Mellon Trust, National Association,executed in connection with this Agreement and the New Indenture.

8.                                       Indemnification.  (a)  The Company agrees to indemnify and hold harmless BNYM, the Holders, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective affiliates (collectively, the “Indemnified Parties”) each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company, in light of the circumstances under which they were made, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iv) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)           Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above.  The Indemnified Parties shall be entitled to appoint one counsel to represent the Indemnified Parties in any action for which indemnification is sought.  An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the

Indemnified Party) also be counsel to the Indemnified Party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result.  An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9.                                       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange.  The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10.                                 Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit C.

12.                                 Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.  The rights and obligations of the Holders under this Agreement may be assigned by the Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.

13.                                 Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14.                                 Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF

THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15.                                 Counterparts and Facsimile.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  This Agreement may be executed by any one or more of the parties hereto by facsimile.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

GKK CAPITAL LP

By:	GRAMERCY CAPITAL CORP.,
its general partner

	By:	/s/ Roger M. Cozzi
		Name:	Roger M. Cozzi
		Title:	Chief Executive Officer

(Signature continue on the next page)

TABERNA, AS HOLDERS OF THE ORIGINAL PREFERRED SECURITIES AND AS HOLDERS (AS DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING II LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

TABERNA PREFERRED FUNDING III, LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

TABERNA PREFERRED FUNDING IV, LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

TABERNA PREFERRED FUNDING V, LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

TABERNA PREFERRED FUNDING VII, LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

TABERNA PREFERRED FUNDING VIII, LTD.

By:	/s/ Alasdair Foster
	Name:	Alasdair Foster
	Title:	Director

Acknowledged and Agreed:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION not in its individual capacity but as Existing Indenture Trustee, Property Trustee and New Indenture Trustee

By:	/s/ Bill Marshall
	Name:	Bill Marshall
	Title:	Vice President